UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 17, 2013

SURNA INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54286	27-3911608
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

Suite S3, 414 Block B, Goldway Industrial Centre 2 Wing Kin Road, Kwai Tsing Hong Kong
(Address of principal executive offices)

+852.3721.3668
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTIONS OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Resignation of a Director

On July 17, 2013 Mr. Richard Clarke gave notice of his intention to resign from his position as Director and Secretary, as well as a director and officer with any subsidiaries of the Company, resignation which was accepted as of July 17, 2013. In resigning Mr. Clarke had no disputes over our operations, policies, or practices.

Appointment of a Director and Officer

On July 19, 2013 Robert G. Clarke was appointed Director of the Company and President, Treasurer and Secretary and Chief Financial Officer. Mr. Clarke will also serve as principal executive officer, principal accounting officer, principal financial officer.

Since July 6, 2009, he has been a Director of Monar International Inc. (“Monar”), a Nevada corporation whose common stock is traded on the Bulletin Board operated by the Financial Industry Regulatory Authority (FINRA) (the “Bulletin Board”) under the symbol MNAI. From July 6, 2006 through December 4, 2012, Mr. Clarke was President, principal executive officer, and Secretary, and from July 6, 2009 to May 14, 2013,  Treasurer, principal accounting officer and principal financial officer of Monar. From July 2008 to June 2009, Mr. Clarke was Chairman and a Director of Ecolocap Solutions Inc., a Nevada corporation located in Montreal, Quebec. Ecolocap that was engaged in the business of providing services and products related to the reduction of greenhouse gases, and whose common stock is traded on the Bulletin Board under the symbol ECOS. From July 15, 2008 to June 16, 2009, Mr. Clarke was a Director, and from September 12, 2008 to June 4, 2009 President and CEO of Tiger Renewable Energy, Ltd. whose common stock traded on the Bulletin Board (and, subsequent to a name change, continues to trade under the symbol CNOZ).

Since mid-2001 he has been based in Hong Kong and involved in private and public companies, with a particular emphasis on the development of China opportunities. Prior to moving to Hong Kong Mr. Clarke was based in Vancouver, BC and played a key role in the start-up and financing of several Canadian and United States companies in the high technology and telecommunications sectors. Mr. Clarke was a director of L&L International Holdings, Inc. from September 11, 2004 to March 4, 2005. L&L was later renamed to L&L Energy, Inc. and trades on the Nasdaq Global Market (LLEN). Mr. Clarke has also been Chairman of Cardtrend International Inc. (now known as Mezabay International Inc.) from Oct. 2, 1998 to Dec. 17, 2004 and again from Oct. 5, 2005 until January 23, 2008. He also served a Chief Executive Officer of Cardtrend (then called Asia Payment Systems Inc.) from Oct. 15, 2005 until May 22, 2006.

Mr. Clarke replaced Ms. Man-Chor Poon as Chief Financial Officer, principal financial officer and principal accounting officer. Mr. Clarke was selected for the foregoing positions as a result of his experience with public company operations.

Appointment of a Director

On July 19, 2013 Charlie Rodriguez was appointed as a Director of the Company. Mr. Rodriguez previously served as Chief Financial Officer, principal financial officer and principal accounting officer of the Company from May 3 to November 14, 2011. Since 1995, Mr. Rodriguez has been the President of Management Services of Arizona, Inc., a business consulting company. From April 28, 2011, Mr. Rodriguez has been treasurer, principal financial officer, and principal accounting officer of Monar International Inc. Since January 1, 2009, Mr. Rodriguez has also been a Director and Vice President-Chief Financial Officer of Law Enforcement Training International, Inc., a United States private company specializing in the law enforcement educational services for government and private agencies. From September 2000 through March 2008, Mr. Rodriguez was a Director, and from December 2004 to March 2008 Secretary-Treasurer, of Mezabay International, Inc. (formerly Cardtrend International, Inc.).

Compensation Arrangements

We have not entered into any compensation arrangements with Mr. Clarke or Mr. Rodriguez as of the date of this report.

Resignation of a Director

On July 19, 2013 Ms. Cherry Ping-Wai Lim gave notice of her intention to resign from her position as Director and principal executive officer, resignation which was accepted as of July 19, 2013. In resigning Ms. Lim had no disputes over our operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 22nd of July, 2013.

SURNA INC.

BY:	/s/ Robert Clarke
Robert Clarke, President

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